UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 21, 2017

STONE ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12074	72-1235413
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 E. Kaliste Saloom Road

Lafayette, Louisiana, 70508

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (337) 237-0410

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 21, 2017, Stone Energy Corporation (the “Company”) and certain of its subsidiaries entered into a series of related agreements relating to a business combination with Talos Energy LLC (“Talos Energy”) and its indirect wholly owned subsidiary Talos Production LLC (“Talos Production” and, together with Talos Energy, “Talos”). Talos Energy is controlled indirectly by entities controlled by Apollo Management VII, L.P. (“Apollo VII”), Apollo Commodities Management, L.P., with respect to Series I (“Apollo Commodities Management” and, together with Apollo VII, “Apollo Management”) and Riverstone Energy Partners V, L.P. (“Riverstone”).

Transaction Agreement

The Company, Sailfish Energy Holdings Corporation (“New Sailfish”), a direct wholly owned subsidiary of the Company, and Sailfish Merger Sub Corporation, a direct wholly owned subsidiary of New Sailfish (“Merger Sub”), entered into a Transaction Agreement (the “Transaction Agreement”) with Talos. The Transaction Agreement contemplates a series of transactions occurring on the date of the closing of the Transaction Agreement (the “Closing”), including the following:

•	The Company will undergo a reorganization pursuant to which (i) Merger Sub will merge with and into the Company, with the Company as the surviving corporation and a direct wholly owned subsidiary of New Sailfish (the “Merger”); and (ii) each outstanding share of the Company’s common stock, par value $0.01 per share (“Company Common Stock”), will be converted into the right to receive one share of common stock, par value $0.01 per share (“New Sailfish Common Stock”), of New Sailfish. At the time of the Closing, the parties intend that New Sailfish will be named “Talos Energy, Inc.”

•	Pursuant to a series of contributions by the direct and indirect owners of all of the equity interests in Talos Production, New Sailfish will receive 100% of the equity interests of Talos Production, which at that time will own 100% of the equity interests in Talos Energy, and the contributing parties will receive New Sailfish Common Stock.

•	Pursuant to the Debt Exchange Agreement (defined and described below), the Apollo Funds and Riverstone Funds that hold $102 million in aggregate principal amount of senior notes (the “Sponsor Notes”) issued by Talos Production and Talos Production Finance Inc. (together, the “Talos Issuers”) will contribute the Sponsor Notes to New Sailfish in exchange for New Sailfish Common Stock. Following that contribution, New Sailfish will contribute the Sponsor Notes to Talos Production and the Sponsor Notes will be cancelled.

•	Pursuant to the Debt Exchange Agreement, the holders of second lien bridge loans issued by the Talos Issuers will exchange those second lien bridge loans for new second lien notes of the Talos Issuers (the “New Second Lien Notes”).

•	Pursuant to the Debt Exchange Agreement, certain funds controlled by Franklin Advisers, Inc. (“Franklin”) and certain clients of MacKay Shields LLC (“MacKay Shields”) will exchange their existing 7.50% Senior Secured Notes due 2022 issued by the Company (the “Stone Notes”) for New Second Lien Notes.

Immediately following the closing of the transactions contemplated by the Transaction Agreement (the “Transactions”), entities controlled by or affiliated with Apollo Management (“Apollo Funds”) and Riverstone (“Riverstone Funds”) will hold 63% of the outstanding New Sailfish Common Stock and the former stockholders of the Company will hold 37% of the outstanding New Sailfish Common Stock.

The parties to the Transaction Agreement each made customary representations, warranties and covenants in the Transaction Agreement, including, among other things, covenants by each of the Company and Talos Energy to, subject to certain exceptions, conduct its business in the ordinary course during the interim period between the execution of the Transaction Agreement and the earlier of the consummation of the Transactions and termination of the Transaction Agreement pursuant to its terms.

The obligation of the parties to consummate the Transactions is subject to customary closing conditions, including, among other things:

•	the approval of holders of a majority of the outstanding shares of Company Common Stock;

•	(i) the expiration or termination of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (ii) receipt of any applicable approval of the Mexican Comisión Federal de Competencia Económica or such other authorities with jurisdiction over antitrust matters in Mexico;

•	the absence of legal restraints and prohibitions;

•	the receipt of certain required governmental consents;

•	the effectiveness of the registration statement on Form S-4 to be filed by New Sailfish with the Securities and Exchange Commission (the “SEC”) and the approval of the listing on the New York Stock Exchange of the New Sailfish Common Stock to be issued in the Transactions;

•	the closing conditions for the transactions contemplated by the Debt Exchange Agreement will have been satisfied or waived and the parties thereto will be ready, willing and able to close such transactions, and a majority of Stone Notes held by non-affiliates of the Company will have consented to the applicable supplemental indenture and such supplemental indenture will have become effective;

•	the closing conditions for the transactions contemplated by the Support Agreement (described and defined below) will have been satisfied or waived and the parties thereto will be ready, willing and able to close such transactions;

•	the receipt of (i) any consent required from a Mexican governmental entity with respect to the granting instruments for Talos’s Mexican assets; (ii) any third party consent required under any operating agreement applicable to a Mexican granting instrument; and (iii) any waiver of a third party preferential right to purchase, right of first refusal or similar rights and expiration of exclusive negotiation with respect to any right to purchase, right of first refusal or negotiation under any operating agreement, or other agreement applicable to a Mexican granting instrument;

•	subject to specified materiality standards, the accuracy of the representations and warranties of each party;

•	compliance by each party in all material respects with its covenants; and

•	the absence of a material adverse effect on the respective parties.

Talos and the Company, and their respective subsidiaries, are required to use their reasonable best efforts to obtain regulatory approvals.

The Transaction Agreement requires the Company to solicit from the Company’s stockholders written consents approving the Transactions unless the Company’s board of directors changes its recommendation that the Company’s stockholders approve the Transaction Agreement, in which case the Company will call and hold a special stockholder meeting. During the period from the date of the Transaction Agreement until the effective time of the Merger, the Company will be subject to certain restrictions on its ability to solicit alternative transactions or enter into discussions concerning, or provide information in connection with, any such alternative transaction, subject to certain customary exceptions.

Prior to the approval of the Transaction Agreement by the Company’s stockholders, the Company’s board of directors may, upon receipt of a Superior Proposal (as defined in the Transaction Agreement) or in response to an

Intervening Event (as defined in the Transaction Agreement), change its recommendation that the Company’s stockholders approve the Transaction Agreement, subject to complying with certain notice requirements and other specified conditions, including giving Talos Energy the opportunity to propose changes to the Transaction Agreement in response to such Superior Proposal or Intervening Event.

The Transaction Agreement contains certain termination rights for Talos Energy and the Company, including in the event that (i) the Company’s board of directors changes its recommendation that the Company’s stockholders approve the Transaction Agreement, (ii) the Transactions have not been consummated by the “end date” of May 31, 2018, (iii) the approval of the Company’s stockholders is not obtained at a stockholder meeting or (iv) that the Company shall have breached certain obligations under the Transaction Agreement in any material respect.

The Transaction Agreement provides for the payment by the Company to Talos Energy of a termination fee in the amount of (i) $24 million in the case of certain events described in the Transaction Agreement, including if the Company’s board of directors changes its recommendation that the Company’s stockholders approve the Transaction Agreement in respect of a Superior Proposal; and (ii) $43 million if the Company’s board of directors changes its recommendation that the Company’s stockholders approve the Transaction Agreement in response to an Intervening Event. Upon termination of the Transaction Agreement under certain specified circumstances, Talos Energy may be required to pay the Company a termination fee of $24 million.

In the event the Transaction Agreement is terminated by a party as the result of certain breaches of the Transaction Agreement by the other party, then the breaching party will be required to pay a cash amount up to $2,750,000 for all fees and expenses actually incurred by the non-breaching party in connection with the Transaction Agreement.

Awards granted under the Company’s equity incentive plans prior to the date of the Transaction Agreement, including any unvested shares of restricted stock held by the officers and employees and the restricted stock units held by the directors, that are outstanding immediately prior to the Merger will vest upon the effective time of the Merger and be settled in a share of New Sailfish Common Stock for each share of Company Common Stock subject to such award.

At the Closing, New Sailfish will enter into an amendment to the warrant agreement governing the outstanding warrants to purchase Company Common Stock, which amendment will provide that the warrants will be assumed by New Sailfish and will be exercisable for shares of New Sailfish Common Stock on the same terms and conditions. Upon consummation of the Transactions, New Sailfish will reserve a number of shares of New Sailfish Common Stock at least equal to the number of shares of New Sailfish Common Stock that will be subject to the warrants.

Under the terms of the Transaction Agreement, at the Closing, Timothy S. Duncan will be appointed as the Chief Executive Officer of New Sailfish.

The Transaction Agreement also contemplates that at the Closing the Apollo Funds and the Riverstone Funds will enter into a stockholders’ agreement that will provide, among other things, the following:

•	Board and Committee Representation. Immediately following the Closing, the New Sailfish board of directors will consist of ten directors, consisting of (i) two directors designated bythe Apollo Funds; (ii) two directors designated by the Riverstone Funds; (iii) one director designated by the Apollo Funds and the Riverstone Funds; (iv) the chief executive officer; and (v) four directors, including the Non-Executive Chairman, that are Company Independent Directors (as defined in the Stockholders’ Agreement) designated by the Company (collectively, “Company Directors”). The successors to the Company Directors will be chosen by the Governance & Nominating Committee of the New Sailfish board of directors, which will be comprised of a majority of Company Directors.

The New Sailfish Audit Committee will consist solely of Company Directors, the New Sailfish Compensation Committee will have at least one Company Director and the New Sailfish Governance & Nominating Committee will have at least two Company Directors. The Apollo Funds and Riverstone Funds and their respective affiliates are required to vote (i) for the same Company Directors that the other New Sailfish stockholders vote for; or (ii) for Company Directors recommended by the New Sailfish Governance & Nominating Committee.

•	Standstill Provisions. For a period of two years beginning on the Closing Date, the Apollo Funds and Riverstone Funds and their respective affiliates have agreed to refrain from taking certain actions, including (i) participating in the solicitation of proxies in opposition to the Company Directors and (ii) calling a special meeting in respect of the foregoing.

•	Transfer Restrictions. For a period of six months beginning on the Closing Date, each of the Apollo Funds and Riverstone Funds and their respective affiliates may not transfer any shares of New Sailfish Common Stock. On the six-month anniversary of the Closing Date, each of the Apollo Funds and Riverstone Funds and their respective affiliates will be permitted to transfer 50% of the New Sailfish Common Stock issued to the Apollo Funds and Riverstone Funds at the Closing, and on the nine-month anniversary of the Closing Date, each of the Apollo Funds and Riverstone Funds and their respective affiliates will be permitted to transfer 75% of the New Sailfish Common Stock issued to the Apollo Funds and Riverstone Funds at the Closing. On the first anniversary of the Closing Date, the Apollo Funds and Riverstone Funds will not be restricted from transferring New Sailfish Common Stock.

Until the first anniversary of the Closing Date, subject to certain exceptions, neither of the Apollo Funds or Riverstone Funds may transfer any shares of New Sailfish Common Stock to any person or group if, to their knowledge, such person or group would beneficially own in excess of 35% of the outstanding shares of New Sailfish Common Stock following such transfer, without the prior consent of a majority of the Company Directors.

•	Related Party Transactions. Any transaction in excess of $120,000 in which New Sailfish or any of its affiliates is a participant and the Apollo Funds or Riverstone Funds or any of their respective affiliates (other than New Sailfish and its subsidiaries) or any director of New Sailfish has a material interest in the transaction must be approved by a majority of the disinterested directors or a majority of the New Sailfish Audit Committee.

This summary of the Transaction Agreement is qualified in its entirety by reference to the full text of the Transaction Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Voting Agreements

Concurrently with the execution of the Transaction Agreement, Talos Energy and the Company entered into voting agreements (the “Voting Agreements”) with Franklin, on behalf of certain stockholders of the Company (the “Franklin Stockholders”), and MacKay Shields, on behalf of certain stockholders of the Company (the “MacKay Stockholders and, together with the Franklin Stockholders, the “Stockholders”). Subject to the terms and conditions of the Voting Agreements, the Stockholders have agreed to vote all of their shares of Company Common Stock in favor of the Transaction Agreement and the approval of the Transactions and to vote against any action or agreement that would be expected to result in any condition to the consummation of the Transaction Agreement not being fulfilled, any competing proposal, any other action or agreement that would reasonably be expected to adversely affect the Transactions, or any action that would reasonably be expected to result in a breach of the Company’s obligations in the Transaction Agreement. The Voting Agreements also limit the Stockholders’ ability to transfer their Company Common Stock.

The Voting Agreements provide that if the Company’s board of directors changes its recommendation with regard to the Company’s stockholders’ approval of the Transaction Agreement and the Transactions, then the number of the Stockholders’ shares of Company Common Stock subject to the obligations under the Voting

Agreement will be reduced on a pro rata basis such that the aggregate number of shares required to vote in favor of the Transaction under the Voting Agreements will not be more than 35% of the total outstanding shares of Company Common Stock.

The Voting Agreements terminate upon the earlier to occur of the time the Transaction Agreement becomes effective and the termination of the Transaction Agreement pursuant to its terms.

This summary of the Voting Agreements is qualified in its entirety by reference to the full text of the Voting Agreements, copies of which are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated into this Item 1.01 by reference.

Support Agreement

Concurrently with the execution of the Transaction Agreement, the Company, New Sailfish, Apollo Management, and Riverstone entered into a support agreement (the “Support Agreement”) pursuant to which Apollo Management and Riverstone agreed to cause each of their applicable affiliates to effect certain of the Transactions.

This summary of the Support Agreement is qualified in its entirety by reference to the full text of the Support Agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Debt Exchange Agreement

Concurrently with the execution of the Transaction Agreement, the Company, New Sailfish, the Talos Issuers, the various lenders and noteholders of the Talos Issuers listed therein, certain funds controlled by Franklin (the “Franklin Noteholders”), and certain clients of MacKay Shields (the “MacKay Noteholders”) entered into an exchange agreement (the “Debt Exchange Agreement”) pursuant to which on the Closing Date (i) the Apollo Funds and Riverstone Funds will contribute the Sponsor Notes to New Sailfish in exchange for New Sailfish Common Stock; (ii) the holders of the Talos Issuers’ second lien bridge loans will exchange their bridge loans for New Second Lien Notes; and (iii) the Franklin Noteholders and MacKay Noteholders will exchange their Stone Notes for New Second Lien Notes. In addition, after the execution of the Debt Exchange Agreement and prior to the Closing, the Talos Issuers expect to effect a tender offer and consent solicitation for the Stone Notes held by holders other than the Franklin Noteholders and the MacKay Noteholders. The Closing will be contingent on, among other things, at least a majority of the Stone Notes held by holders other than the Franklin Noteholders and the MacKay Noteholders being exchanged for New Second Lien Notes. The Debt Exchange Agreement terminates if the Closing does not occur on or before the “end date” or the Transaction Agreement is terminated before the Closing.

This summary of the Debt Exchange Agreement is qualified in its entirety by reference to the full text of the Debt Exchange Agreement, a copy of which is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Copies of the Transaction Agreement, Voting Agreements, Support Agreement and Debt Exchange Agreement have been included to provide investors and stockholders with information regarding their terms and are not intended to provide any factual information about the Company, Talos Energy or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Transaction Agreement have been made solely for the purposes of the Transaction Agreement and as of specific dates; were solely for the benefit of the parties to the Transaction Agreement; are not intended as statements of fact to be relied upon by the Company’s or Talos Energy’s investors or stockholders, but rather as a way of allocating contractual risk and governing the contractual rights and relationships between the parties to the Transaction Agreement; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Transaction Agreement, which disclosures are not reflected in the Transaction Agreement itself; and may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by investors or stockholders.

Cautionary Statement Regarding Forward-Looking Information

This communication may contain certain forward-looking statements, including certain plans, expectations, goals, projections, and statements about the expected benefits of the proposed transaction, Talos Energy’s and the Company’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as expect, anticipate, believe, intend, estimate, plan, project, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements including: the timing, extent, and volatility of changes in commodity prices for oil and gas; operating risks; liquidity risks; political and regulatory developments and legislation, including developments and legislation relating to Talos Energy’s and the Company’s operations in the Gulf of Mexico basin; the possibility that the proposed transaction does not close when expected or at all because required regulatory, stockholder or other approvals are not received or other conditions to the closing, including the successful completion of the notes exchange, are not satisfied or waived on a timely basis or at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; uncertainties as to the timing of the transaction; competitive responses to the transaction; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; the ability to complete the combination and integration of Talos Energy and the Company successfully; litigation relating to the transaction; and other factors that may affect future results of Talos Energy and the Company. Additional factors that could cause results to differ materially from those described above can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and in its subsequent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017, and September 30, 2017, each of which is on file with the SEC and available in the “Investor Center” section of the Company’s website, www.stoneenergy.com under the heading “SEC Filings” and in other documents the Company files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Talos Energy nor the Company assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Important Additional Information

In connection with the proposed transaction, New Sailfish will file with the SEC a registration statement on Form S-4 that will include a consent solicitation/prospectus of New Sailfish and the Company, as well as other relevant documents concerning the proposed transaction. The Company will mail the consent solicitation/prospectus to its stockholders. This communication is not a substitute for any proxy statement, registration statement, proxy statement/prospectus or other documents the Company and/or New Sailfish may file with the SEC in connection with the proposed transaction. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE REGISTRATION STATEMENT AND THE CONSENT SOLICITATION/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a free copy of the consent solicitation/prospectus, as well as other filings containing information about Talos Energy, the Company and/or

New Sailfish, without charge, at the SEC’s website (http://www.sec.gov). Copies of the consent solicitation/prospectus and the filings with the SEC that will be incorporated by reference in the consent solicitation/prospectus can also be obtained, without charge, from the Company by going to the “Investor Center” section of the Company’s website, www.stoneenergy.com or from Talos Energy by directing a request to talos@fticonsulting.com.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Participants in the Solicitation

Talos Energy, the Company, New Sailfish and certain of their respective directors, executive officers and members of management and employees may be deemed to be participants in the solicitation of written consents in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is set forth in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Information regarding Talos Energy’s directors and executive officers and more detailed information regarding the identity of all potential participants, and their direct and indirect interests, by security holdings or otherwise, will be set forth in the consent solicitation/prospectus and other relevant materials filed with the SEC. Free copies of these documents may be obtained from the sources indicated above.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transaction Bonuses

On November 21, 2017, the Company’s board of directors approved transaction bonuses and the form of Stone Energy Corporation Transaction Bonus Agreement (the “Transaction Bonus Agreement”) and authorized the Company to enter into Transaction Bonus Agreements with Kenneth H. Beer, Keith A. Seilhan and Lisa S. Jaubert. The Transaction Bonus Agreements provide for a transaction bonus to each of Messrs. Beer and Seilhan and Ms. Jaubert equal to $300,000, $375,000 and $202,500, respectively, to be paid in a lump sum cash payment within 30 days of a change in control of the Company if the executive officer remains employed with the Company through the date of the change in control or is terminated prior to the change in control (i) due to death; (ii) by the Company without “cause”; or (iii) by the executive officer for “good reason.”

This summary of the Transaction Bonus Agreement is qualified in its entirety by reference to the full text of the Transaction Bonus Agreement, a copy of which is attached as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Severance Plan Amendments

On November 21, 2017, the Company’s board of directors approved an amendment to the Stone Energy Corporation Executive Severance Plan (the “Amendment”), which provides that if any participant, including Messrs. Beer or Seilhan or Ms. Jaubert, is terminated (i) by the Company without “cause”; or (ii) by the executive officer for “good reason” (each, an “Involuntary Termination”) during the twelve month period immediately following the Closing, such executive officer’s Target Bonus (as defined in the Amendment) will be no less than such executive officer’s target bonus for the 2017 calendar year. The Amendment also clarifies that if any participant, including Messrs. Beer or Seilhan or Ms. Jaubert, incurs an Involuntary Termination and the group health plan under which he or she elected to continue his or her coverage becomes unavailable under certain circumstances and no replacement group health plan is available, then he or she will receive a cash payment for coverage equal to the coverage that would have been provided.

This summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Transaction Agreement, dated as of November 21, 2017, by and among Stone Energy Corporation, Sailfish Energy Holdings Corporation, Sailfish Merger Sub Corporation, Talos Energy LLC and Talos Production LLC*

10.1	Voting Agreement, dated as of November 21, 2017, by and among Talos Energy LLC, Stone Energy Corporation, Franklin Advisers, Inc., as investment manager on behalf of the company stockholders listed therein and, solely for purposes of Section 11, Franklin Advisers, Inc., as investment manager on behalf of JNL/Franklin Templeton Income Fund and FT Opportunistic Destressed Fund, LTD.

10.2	Voting Agreement, dated as of November 21, 2017, by and among Talos Energy LLC, Stone Energy Corporation and MacKay Shields LLC, in its capacity as investment manager on behalf of the company stockholders and, to the extent expressly set forth therein, in its individual capacity

10.3	Support Agreement, dated as of November 21, 2017, by and among Stone Energy Corporation, Sailfish Energy Holdings Corporation, Apollo Management VII, L.P., Apollo Commodities Management, L.P. with respect to Series I and Riverstone Energy Partners V, L.P.

10.4	Exchange Agreement, dated as of November 21, 2017, by and among Talos Production LLC, Talos Production Finance Inc., Stone Energy Corporation, Sailfish Energy Holdings Corporation and the lenders and noteholders listed on the schedules thereto

10.5	Form of Stone Energy Corporation Transaction Bonus Agreement

10.6	Amendment to the Stone Energy Corporation Executive Severance Plan

*	Certain schedules, annexes and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules, annexes and exhibits, or any section thereof, to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: November 21, 2017	By:	/s/ Lisa S. Jaubert
	Name:	Lisa S. Jaubert
	Title:	Senior Vice President, General Counsel and
Secretary